AYDIN CORPORATION

   Telephone                                 700 Dresher Road
(215) 657-7510                                 P.O. Box 349
    FAX                                      Horsham, PA 19044
(215) 657-3830                                    U.S.A.

                             March 28, 1996
                              (VIA EDGAR)

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

RE:     Definitive Proxy Material
        File No. 1-7203

Gentlemen:

We enclose for filing Aydin Corporation's definitive Proxy Materials (Notice of Annual Meeting, Proxy Statement and Form of Proxy Card) for the Annual Stockholders Meeting to be held on April 26, 1996. The filing fee of $125 was paid by Fedwire on March 22, 1996.

The Proxy Material is first being mailed to stockholders this date.

The Company intends to file a registration statement (Form S-8) to register the shares covered by the Individual Non-Qualified
Stock Options when that proposal is approved by the stockholders.

                                  Very truly yours,

                                  /s/ Robert A. Clancy

                                  Robert A. Clancy
                                  Secretary and
                                  Corporate Counsel

                        SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                          (Amendment No.      )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec240.14a-11(c) or sec240.14a-12

       ___________________AYDIN CORPORATION______________________
            (Name of Registrant as  Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computer on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.
     1)  Title of each class securities to which transaction
         applies:
         ...................................
     2)  Aggregate number of securities to which transaction
         applies:
         ...................................
     3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ...................................
     4)  Proposed maximum aggregate value of transaction:
         ...................................
     5)  Total fee paid:
         ...................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_______________________________
     2)  Form, Schedule or Registration Statement No.:_________
     3)  Filing Party:_________________________________________
     4)  Date Filed:___________________________________________

                            AYDIN CORPORATION
                            700 Dresher Road
                            Horsham, PA 19044
                          _____________________

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             April 26, 1996
                          _____________________

TO THE STOCKHOLDERS OF AYDIN CORPORATION:

     The Annual Meeting of Stockholders of AYDIN CORPORATION, a
Delaware corporation (the "Company"), will be held on Friday, April 26, 1996, at 3:00 p.m. local time at the Company's Corporate Offices, 700 Dresher Road, Horsham, Pennsylvania, for the following purposes:

     1. To elect six Directors, each to hold office for a term of one year and until his successor has been duly elected; and

     2.   To approve the Individual Non-Qualified Stock Options;
          and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 28, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual
Meeting.

     A copy of the Company's Annual Report for its fiscal year ended December 31, 1995, is being transmitted herewith.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN
PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED.


               By Order of the Board of Directors,

               Robert A. Clancy
               Secretary


March 28, 1996

                             AYDIN CORPORATION
                           ____________________

                              PROXY STATEMENT
                           ____________________


     This Proxy Statement and the accompanying form of Proxy, which are first being mailed to stockholders on March 28, 1996, are furnished in connection with the solicitation by the Board of Directors of Aydin Corporation (hereinafter called the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held Friday, April 26, 1996, at 3:00 p.m. local time, and at any adjournment thereof (hereinafter the "Annual Meeting"). The Company's principal executive offices are located at 700 Dresher Road, Horsham, Pennsylvania 19044.

     Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by stockholders. Nominees for Directors shall be elected by a plurality of the votes of the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. Any proxy not specifying to the contrary will be voted for the election of the nominees for Directors named below.
A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees, without additional remuneration, personally or by telephone or telegram. The Company will also, upon request, reimburse brokers or persons holding shares in their name or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

     As of the close of business on February 28, 1996, the Company had outstanding 5,123,125 shares of Common Stock, $1.00 par value, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Only holders of Common Stock of record at the close of business on February 28, 1996, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of Directors.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth, as of the dates indicated, the name and address of each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding voting securities and the percentage of the shares so owned:

Title of      Name and Address of     Amount and Nature of    Percent
Class         Beneficial Owner        Beneficial Ownership(1) of Class
____________  ___________________     ______________________  ________
Common Stock, Ayhan Hakimoglu         596,927(2)(3)           11.7%
$1.00 par     700 Dresher Road
value         Horsham, PA  19044

Common Stock, Victor Posner           334,500(4)               6.5%
$1.00 par     6917 Collins Avenue
value         Miami Beach, FL 33141

Common Stock, College Retirement      296,650(5)               5.79%
$1.00 par     Equities Fund
value         730 Third Avenue
              New York, NY 10017
_____________________

(1) Based on information furnished by the stockholder.
(2) As of March 1, 1996.  Sole voting and investment power.
(3) Includes 3,750 shares which Mr. Hakimoglu may acquire upon the exercise of options currently exercisable or that will become exercisable within 60 days.
(4) As of December 29, 1993.  Sole voting and investment power.
(5) As of February 1, 1996.  Sole voting and investment power.

                       BENEFICIAL OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of March 1, 1996, the amount and percentage of the Company's outstanding Common Stock, $1.00 par value, beneficially owned by each Director, the chief executive officer, the four other most highly compensated executive officers, as identified in the Summary Compensation Table herein, and all Directors and executive officers as a group:

Title of      Name of                     Amount and Nature   Percent
Class         Beneficial Owner            of Ownership(1)(2)  of Class
________      _________________           __________________  ________
Common Stock  I. Gary Bard . . . . . .      2,500                (4)
              Dr. Nev A. Gokcen  . . .     17,000                (4)
              Ayhan Hakimoglu  . . . .    596,927 (3)           11.7%
              Donald S. Taylor . . . .     27,500                (4)
              Harry D. Train, II . . .        0                   -
              John F. Vanderslice  . .      2,528                (4)
              Demirhan Hakimoglu . . .      5,935                (4)
              Mats J. Ofverberg  . . .      5,500                (4)
              All of the above and other
               executive officers as a
               group(Includes 10 persons) 663,268               12.9%
_____________________________

(1) Based on information furnished by the respective directors and officers. Each person has sole voting and investment power with respect to the shares listed, except the shares of Director Gokcen are held jointly with his spouse.

                                    (page 2)

(2) Includes shares which may be acquired upon the exercise of options currently exercisable or that will become exercisable within 60 days as follows: Bard - 2,500, A. Hakimoglu - 3,750,
    Taylor - 17,500, Vanderslice - 2,500, D. Hakimoglu - 750,
    Ofverberg - 5,500, and the Group  - 5,125.
(3) See footnote "2" to Beneficial Ownership of Common Stock table above.
(4) Less than 1%.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

      Six Directors of the Company are to be elected at the Annual Meeting. Each Director will serve one year and until his successor has been duly elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees listed below, all of whom are currently Directors of the Company. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the Directors then in office until the next annual meeting of stockholders.

      The names of the nominees for Director, all of whom are currently Directors of the Company, and certain information regarding them are as follows:

Name                 Age  Principal Occupation                             Director
                          for Past Five Years                              Since
I. Gary Bard         58   Vice President and General Manager, Federal      1994
                          Systems Solutions Integration Division of
                          Unisys Corporation, providing integration
                          solutions to the federal, state and local
                          government marketplace, since October 1995.
                          Consultant on software development from
                          February 1993 to October 1995.  Chief
                          Operating Officer of Open Software
                          Foundation, from November 1992 to February
                          1993, and President of Integrated Systems
                          Division of Computer Sciences Corporation,
                          from July 1984 to November 1992.

Dr. Nev A. Gokcen    74   Retired.  Former thermodynamicist with the        1972
                          Department of the Interior, Bureau of Mines,
                          Albany, Oregon.

Ayhan Hakimoglu(1)   68   Chairman of the Board of Directors.  President    1967
                          of the Company through February 1992 and
                          from March 1994 through December 1994.

Dr. Donald S. Taylor 52   President of the Company since January 1995.      1995
                          From 1970 through 1994 held various positions
                          with Computer Sciences Corporation, designer
                          and manufacturer of large turnkey information
                          systems, the last 13 years as Vice President of
                          its Integrated Systems Division.

                                    (page 3)

Harry D. Train, II   68   Manager, Hampton Roads Operations (defense        1984
                          studies and analysis) of Science Applications
                          International Corporation (SAIC), Norfolk,
                          Virginia, since October 1986.

John F. Vanderslice  54   Executive Vice President of the Company,          1994
                          President of its Vector Division since 1982.
________________________

(1) Mr. Hakimoglu may be deemed to be a control person of the Company. For information regarding his stock ownership, see Beneficial
    Ownership of Common Stock table, page 2.

  The Company has had an Audit Committee since September 1, 1978; and Directors Bard, Gokcen, and Train are its current members. Its powers and duties include the following: (1) sole authority to retain and dismiss both internal and independent auditors; (2) approval before dissemination of any report which contains financial data; and (3) consultation with the independent auditors quarterly and before the Company decides any material accounting policy. This Committee met four times in 1995.

  The Company established an Oversight Committee April 10, 1992, comprised of its outside Directors, currently Bard, Gokcen and Train. Its powers and duties include the review of the Company's policies and procedures and recommendations to the Board of Directors of those measures this Committee believes necessary to strengthen and ensure the effectiveness of Company policies relating to (a) Division and Corporate Officer awareness of federal laws and regulations affecting government contracts; (b) compliance of outside consultants and sales representatives with national and international regulations involving the sale of Company products; and (c) compliance with federal laws and regulations applicable to government contract procurement and performance. This Committee met four times in 1995.

  There are no nominating or compensation committees of the Board of Directors. The Board of Directors met 5 times in 1995.

  During the year ended December 31, 1995, the directors attended at least 90% of all meetings of the Board of Directors and Committees on which they served.

  Each Director who is not also an employee of the Company receives an annual director's fee of $7,500, plus $600 for each meeting which he personally attends ($200 for each meeting in which he participates by means of conference telephone). Directors Bard, Gokcen and Train receive no additional fees for serving on the Audit and Oversight Committees. Directors Bard, Gokcen and Train have been granted Individual Non-Qualified Stock Options (the "Individual Options"). Directors Gokcen and Train were granted their Individual Option on July 28, 1995, to purchase up to 1,000 shares at $16.75 per share and Director Bard was granted his Individual Option on October 28, 1994, to purchase up to 10,000 shares at $10.56 per share (both option prices were at the per share market value of the Company's Common Stock on the respective dates of the grant). Under each of the Individual Options, 25% of the option shares become exercisable on the first anniversary of the grant and 25% each year thereafter on a cumulative basis until the option expires five years from the date of grant.

                                    (page 4)

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following tabulation sets forth certain information with respect to compensation paid or earned for services in all capacities to the Company and its subsidiaries for its fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995, (i) the chief executive officer; and (ii) the four most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           Summary Compensation Table

                                       Annual Compensation        Long-Term Compensation Awards
                                     _________________________    _____________________________
                                                                  Restricted        Securities
                                                                  Stock             Underlying
Name and Principal Position    Year  Salary($)(1)   Bonus ($)     Award ($)         Options (#)
___________________________    ____  ____________   _________     ____________      ___________
Ayhan Hakimoglu                1995  $185,999       $200,000 (2)       --            - 0 -
 Chairman of the Board and     1994   182,815           --             --           20,000 (4)(7)
 Chief Executive Officer       1993   174,446           --             --           10,000 (5)(7)

Donald S. Taylor               1995  $155,952         $60,000      $120,000 (3)     70,000
 President of the Company      1994     --               --            --             --
 and President, Aydin          1993     --               --            --             --
 (East) Division

John F. Vanderslice            1995  $130,000        $113,176          --            - 0 -
 Executive Vice President      1994   128,925          99,598          --           10,000
 and President, Vector         1993   123,011          24,552          --            - 0 -
 Division

Demirhan Hakimoglu             1995  $137,231          $9,964          --            - 0 -
 Vice President and Chief      1994   125,429           6,028          --            3,000
 Executive Officer, Aydin-     1993   127,505           3,131          --            1,000  (6)(7)
 Yazilim, S. A.

Mats J. Ofverberg              1995  $138,173             --           --            - 0 -
 Vice President and President, 1994   106,016 (8)         --           --           22,000
 Aydin (West) Division         1993   126,302 (8)         --           --            - 0 -

________________________
(1) Includes any sums deferred for the individual under the Company's 401(k) plan.
(2) Of this total, $100,000 was accrued in 1994.
(3) An award of 10,000 shares on January 3, 1995, valued at the grant date closing price of
    $12.00, vesting over a four-year period (2,500 shares per year commencing January 3, 1996).
    At year-end 1995, the value of these restricted shares was $151,250.
(4) This total of 20,000 shares includes 5,000 shares granted on February 25, 1994, that were cancelled and re-priced and granted on October 28, 1994, at the then current market price.
(5) Cancelled and re-issued by agreement on October 28, 1994, and re-priced and granted at the then current market price.
(6) Cancelled and re-issued by agreement on March 28, 1994, and re-priced and granted at the then current market price.
(7) All options that are re-issued constitute a new grant and the optionee must hold the option for one year before the first 25% becomes exercisable.
(8) Not employed by the Company from November 5, 1993 to March 13, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is further information on grants of stock options pursuant to the Company's 1994 Incentive Plan, the 1984 Non-Qualified Plan or an Individual Non-Qualified Stock Option during the year ended December 31, 1995, to the Named Executive Officers.

                                    (page 5)

                    Number of     % of Total                          Potential Realizable Value
                    Securities      Options                           at Assumed Annual Rates of
                    Underlying    Granted to  Exercise               Stock Price Appreciation for
     Name           Options       Employees     Price   Expiration            Option Term
                    Granted(#)(1)  in 1995     ($/Sh)      Date           5% ($)        10% ($)
Ayhan Hakimoglu         -             -           -         -              -              -
Donald S. Taylor      70,000        73.8%      $11.56     1-3-00        $223,300       $494,200
John F. Vanderslice     -             -           -         -              -              -
Demirhan Hakimoglu      -             -           -         -              -              -
Mats J. Ofverberg       -             -           -         -              -              -

 ________________________
(1) All options expire five years from date of grant. Twenty-five percent of the option shares become exercisable one year from date of grant and an additional 25% each year thereafter on a cumulative basis.


         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      Shown below is information with respect to options exercised during 1995 and the year-end value of unexercised options to purchase the Company's Common Stock granted in prior years under the Company's 1981, 1983 or 1994 Incentive Plans, the 1984 Non-Qualified Plan or an Individual Non-Qualified Stock Option to the Named Executive Officers and held by them at December 31, 1995.



                    Shares                  Number of Unexercised Options   Value of Unexercised In-The-Money
                    Acquired    Value        Held At December 31, 1995      Options At December 31, 1995 (2)
                    on Exercise Realized(1) _______________________________ _________________________________
       Name           (#)         ($)       Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
___________________ ______      _______     ______________ ________________ ______________ ________________
Ayhan Hakimoglu      5,000      $28,500     3,750          11,250           $13,144         $ 39,431
Donald S. Taylor     - 0 -         --       - 0 -          70,000              --            249,550
John F. Vanderslice 14,625       92,773     2,500           7,500            11,413           34,238
Demirhan Hakimoglu   4,876       18,602     - 0 -           2,250              --              4,646
Mats J. Ofverberg    5,500       19,733     - 0 -          16,500              --             34,073

 ________________________
(1) The difference between the closing price of the securities the date the option was exercised and exercise price of the option.
(2) Based on the closing price on December 29, 1995, on the New York Stock Exchange of $15.125 per share.


              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has furnished the following report on executive compensation dated February 23, 1996:

      Under the supervision of the Chairman of the Board of Directors, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus stockowner value, by aligning closely the financial interests of the Company's senior managers with those of its stockowners. In furtherance of these goals, annual base salaries are generally set somewhat below competitive levels so that the Company relies to a large degree on annual bonus arrangements and stock options to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities. The bonus arrangements are variable and tied to corporate and division

                                    (page 6)

performance in a manner that encourages a sharp and continuing focus on building profitability and stockowner value.

     The Company has bonus arrangements based on operating results with substantially all of its key employees. For division and major subsidiary presidents (i.e., Messrs. Taylor, Vanderslice, D. Hakimoglu and Ofverberg and the presidents of the other three divisions) those bonuses are principally based on the profitability of their respective division. The specific bonus formula varies with each division, depending upon its size and the characteristics of its operations, but generally involves a percentage (e.g., 0.75% to 7%) of the net profits after deduction of a threshold figure (e.g., from $0 to $2,000,000), and a percentage (e.g., 0% to 0.25%) of the increase in sales volume from the previous year if certain net profit margins are attained (e.g., 0% to 10%). The bonus for the Chairman is established by the Board of Directors without reference to any pre-set formula.
Directors who are not also employees of the Company receive no bonuses.

     In the early part of each fiscal year, the Chairman will prepare an annual salary and bonus arrangement for the Company's senior executives (other than himself). This salary and bonus arrangement is developed based on performance judgments as to the past and expected future contributions of the individual senior executives. The Board reviews and fixes the base salary and bonus of the Chief Executive Officer based on similar data and the Board's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. This practice is subjective and not based upon specific criteria.

     In evaluating the performance and setting the compensation of the Company's senior management, the Chairman, in making his recommendations to the Board, also takes into account management's commitment to the long-term success of the Company and has taken particular note of management's success in effectively directing the Company's operations under the difficult economic conditions in the markets served over the last three years. The $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code was not discussed because the Company's compensation levels are far below the cap.

     At the beginning of each year goals are established for each division based on its sales growth and operating earnings potential. Financial goals include sales growth, operating earnings and cash flow; while strategic goals focus on such factors as new product development and new business initiatives.

     The foregoing report has been furnished by Messrs. Hakimoglu, Bard, Gokcen, Taylor, Train and Vanderslice.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On January 3, 1995, Dr. Donald S. Taylor commenced at will employment with the Company as President and was elected to the Board of Directors to fill the term of Dr. Frederick G. Allen who retired after 22 years. As part of his compensation package, in addition to his salary, Dr. Taylor receives an incentive bonus equal to 3% of the net pretax profit of the combined Controls, Computer & Monitor and Raytor units (Aydin East), but not less than $15,000 per quarter for the first eight quarters of his employment. Further, as an inducement to enter into employment with the Company, Dr. Taylor was granted
(i) an Individual Non-Qualified Stock Option to purchase within five years 70,000 shares of the Company's Common Stock, exercisable 25% each year starting January 3, 1996 at the option price of $11.56 per share, $.57 below the fair market value of the shares on the date of grant, and (ii) a restrictive stock award (the "Award") of 10,000 shares of the Company's Common Stock that will vest over a four-year period (2,500 shares per year commencing January 3, 1996).


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Directors Hakimoglu, Taylor and Vanderslice, members of the Board of Directors voting on the compensation recommendations for other executive officers of the Company were, during the fiscal year, officers and employees of the Company.

                                    (page 7)

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Stock Index and the S&P High Technology Composite Index for the period of five fiscal years commencing December 31, 1990, and ended December 29, 1995.

            Comparison of Five-Year Cumulative Total Return*
            Aydin Common, S&P 500 Stock & S&P High Technology
                            Composite Indices
Measurement Period     Aydin Corp.   S&P 500 Index  S&P Hi-Tech
(Fiscal Year                                        Composite
Covered)                                            Index
Measurement Pt 12/31/90  $100.00       $100.00        $100.00

FYE 12/31/91             $117.01      $130.00         $114.08
FYE 12/31/92             $126.93      $139.67         $118.79
FYE 12/31/93             $ 95.19      $153.53         $146.13
FYE 12/31/94             $ 97.18      $155.50         $170.31
FYE 12/29/95             $119.99      $213.21         $245.30


* Assumes $100 invested in Aydin Common Stock and each index on December 29, 1990, and that all dividends were reinvested.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock other than its Chairman, Ayhan Hakimoglu.

                                    (page 8)


     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 reports were required, the Company believes that all filing requirements applicable to its officers and directors were complied with during 1995.

        PROPOSAL 2.  APPROVAL OF INDIVIDUAL NON-QUALIFIED STOCK OPTIONS

      On July 28, 1995, the Board of Directors granted Individual Non-Qualified Stock Options (the "Individual Options") to Director's Gokcen and Train, each to purchase 1,000 shares of the Company Common Stock at $16.75 a share, the fair market value of the shares on the date of grant. On March 19, 1996, the closing price of the Company's Common Stock on the New York Stock Exchange was $15.00.

      Both of the Individual Options provide that no option is exercisable prior to one year nor after five years from the date on which the option is granted (the "Option Period"). The option agreement provides that 25% of each option granted is exercisable commencing one year from the date of grant, and an additional 25% becomes exercisable each year thereafter during the Option Period on a cumulative basis.

      No Individual Option is assignable or transferrable otherwise than by will or by the laws of descent and distribution, and during the lifetime of the optionee the option is exercisable only by the optionee. If the optionee attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option or any right thereunder, such attempt will be void and of no effect, and the Company shall have the right to terminate the options granted as of the date of such purported transfer, assignment, pledge, hypothecation or other disposition.

      An optionee may exercise an option by giving written notice to the Company specifying the number of shares to be purchased and by submitting the purchase price of the shares. Payment of the purchase price under the Individual Options may be made in cash (including check, bank draft, or money order) or by delivery to the Company of shares of the Company's Common Stock ("Shares") already owned by the option holder, or by a combination of cash and Shares. Any such Shares so delivered shall be valued at their fair market value (the mean of the high and the low prices on the principal exchange upon which the Shares are traded) on the trading date immediately preceding the date of exercise of the option. Any option not exercised within the period fixed for its exercise shall terminate and become void and of no effect.

      The Company may postpone the issuance and delivery of shares upon any exercise of an Individual Option until (i) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed; and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising an option shall make such representations and furnish such information as may in the opinion of counsel for the Company be appropriate to permit the Company, in the light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933 (the "Securities Act") with respect to such shares, to issue the shares in compliance with the provisions of that or any comparable act. In the absence of an appropriate registration statement, the restrictions contained in Rule 144 promulgated under the Securities Act, as from time to time amended, will apply to sales of option shares by persons who may be deemed to be "affiliates" as defined in Rule 144. An "affiliate" of an issuer is defined in Rule 144 as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

      Under the Individual Options, if the position as non-employee Director of any optionee is terminated, options are exercisable only to the following extent: (i) if the directorship is terminated otherwise than by death of the optionee, the optionee shall have the right at any time within thirty (30) days thereafter, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of the termination of the directorship; and (ii) if the directorship is terminated by the death of the optionee, the person or persons to whom the optionee's rights under the option granted shall pass by will or by the applicable laws of descent and distribution shall have the right at any time within three months after the optionee's death, but in no event after the expiration of the Option Period, to exercise the option with respect to all or any part of the number of shares which the optionee could have purchased on the date of death.

                                    (page 9)

      The federal income tax consequences to a non-employee director who receives or holds an Individual Option will be generally as follows. The director will not realize any income at the time the option is granted. The director will realize income at the time he exercises any option in a total amount equal to the sum of (i) in the case of an option with respect to which the director uses cash to pay the option price, the amount by which the fair market value at the time of issuance of the shares acquired pursuant to the exercise of an option exceeds the price paid for such shares pursuant to the exercise of such option; and (ii) in the case of an option with respect to which a director uses Shares which he owns to pay the exercise price, the total fair market value, at the time of issuance, of the number of shares issued in excess of the number of Shares surrendered upon such exercise.

      If a director uses Shares which he owns to pay, in whole or in part, the exercise price for optioned shares under the Individual Option, (i) the individual's holding period for the newly issued shares of Common Stock equal in value and number to the Shares which were surrendered upon the exercise shall include the period during which the Shares were held; (ii) the director's basis in such exchanged shares will be the same as his basis in the Shares surrendered; and (iii) no gain or loss will be recognized by the director on the exchange of the Shares surrendered for the exchanged shares. The director's basis in the shares received over and above the exchanged shares will be equal to their fair market value at the time the director realizes income with respect to such shares.

      All income realized upon the exercise of any options will be taxed at ordinary income rates. The Company may claim an income tax deduction (as compensation paid) for the amount taxable to the directors upon the exercise of options, as described above, in the same year as those amounts are taxable to the director. Shares issued pursuant to the exercise of options generally constitute a capital asset in the hands of a director and will be eligible for capital gain or loss treatment upon any subsequent disposition. The director's cost basis will be equal to the option price plus any amount recognized as ordinary income. Generally, the holding period will commence with the date such shares are issued to the director by the Company, and his basis in such shares will equal their fair market value as of that date.

      Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and is a prerequisite to the listing on the New York Stock Exchange of the shares issuable upon the exercise of the options granted pursuant to the Individual Non-Qualified Options.

      The Board of Directors recommends a vote FOR this proposal.


                              INDEPENDENT AUDITORS

      On June 13, 1994, the Audit Committee of the Board of Directors engaged the services of Grant Thornton LLP as the Company's independent auditors through March 31, 1997. A representative of Grant Thornton LLP will attend the Annual Meeting and will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

      The Company's former independent auditors, KPMG Peat
Marwick LLP, were terminated by the Audit Committee June 13, 1994, due to the fact that agreement on fees to be charged for the Company's 1994 audit could not be reached. There were no disagreements with KPMG Peat Marwick LLP in connection with the audits of the fiscal year ended December 31, 1993 and the subsequent interim period preceding the termination with respect to matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to their satisfaction, would have caused KPMG Peat Marwick LLP to make reference to the matter in their report. Further, the KPMG Peat Marwick LLP reports on the financial statements of the Company for the year ended December 31, 1993 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                                   (page 10)


                    THE SUBMISSION OF STOCKHOLDER PROPOSALS
                  FOR CONSIDERATION AT THE 1997 ANNUAL MEETING

      Any stockholder who desires to submit a proposal for consideration at the 1997 Annual Meeting and who desires that the proposal be included in the Proxy Statement issued by the Board of Directors in connection with such Annual Meeting may request that inclusion by submitting such proposal in writing to the Secretary of the Company on or before November 27, 1996, in accordance with Rule 14a-8 of the Securities and Exchange Commission.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting. However, if other matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                 By Order of the Board of Directors,



                                 AYHAN HAKIMOGLU
                                 Chairman
March 28, 1996

                                   (page 11)

APPENDIX No. 1  (Form of Proxy Card)

Aydin Corporation        AYDIN CORPORATION
700 Dresher Road             PROXY FOR
Horsham, PA 19044   ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON APRIL 26, 1996

       This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 28, 1996, hereby constitutes and appoints Ayhan Hakimoglu and Robert A. Clancy, and each of them acting individually, as the undersigned's proxies, each with the power to appoint his substitute and authorizes them to represent the undersigned and to vote all the shares of common stock of AYDIN CORPORATION held on record by the undersigned on February 28, 1996, at the Annual Meeting of Stockholders to be held on April 26, 1996 or any adjournment or postponement thereof, on the matters set forth on the reverse side hereof.

  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


            (Continued and to be signed on the reverse side)


                                (Side 1)

                            (Form of Proxy - Side 2)

To Vote for    To Withhold   1. Board of Directors recommends and will vote  2. To approve Individual
all nominees   authority to   FOR the election of the following as Directors    Non-Qualified Stock
check this box vote for all    unless otherwise directed:                       Options.
               nominees                                                         FOR   AGAINST  ABSTAIN
               check this box     I.G. Bard, N.A. Gokcen, A. Hakimoglu, D.S.    [ ]     [ ]      [ ]
                                  Taylor, H.D. Train, II and J.F. Vanderslice.
 FOR           WITHHOLD
                              To withhold authority to vote for any individual
 [ ]              [ ]         nominee while voting for the remainder, write
                              this nominee's name in the space below:

                              _______________________________________________


3. Subject to the limitation described in the Proxy         PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.
Statement relating to the Annual Meeting of Stockholders,
in their discretion, the proxies or their substitutes         Dated: _____________________, 1996
are authorized to vote upon such other matters as may
properly come before the annual meeting or any adjournment  Joint owners should each sign. When signing
or postponement thereof.  The Board of Directors is not     as attorney, executor, administrator, trustee
presently aware of any such other matters.                  or guardian, please give full title as such.
                                                            If a corporation, please sign full corporate
                                                            name by the president or other authorized
                                                            officer.  If a partnership, please sign
                                                            partnership name by an authorized person.

                                                           ____________________________________________
                                                                              Signature


                                                           ______________________________________________
                                                                            Signature if held jointly

                                                           PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN
                                                           THIS PROXY CARD USING THE ENCLOSED ENVELOPE